Exhibit 10.10(a)

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF PHH HOME LOANS, LLC

This Amendment (this “Amendment”), entered into as of the      day of April, 2005, by and between PHH Broker Partner Corporation, a Maryland corporation (the “PHH Member”), and Cendant Real Estate Services Venture Partner, Inc., a Delaware corporation (the “Cendant Member”), amends the Amended and Restated Limited Liability Company Operating Agreement of PHH Home Loans, LLC, dated as of January 31, 2005, by and between the PHH Member and the Cendant Member (the “LLC Agreement”).

Capitalized terms used in this Amendment without definition shall have the meanings given to them in the LLC Agreement.

WHEREAS, the PHH Member and the Cendant Member desire to amend the LLC Agreement to extend the date after which the Cendant Member may deliver to the PHH Member the Two-Year Termination Notice from the eighth (8th) anniversary of the Closing Date to the tenth (10th) anniversary of the Closing Date.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the LLC Agreement and this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The first paragraph of Section 8.4(a) of the LLC Agreement shall be amended in its entirety to read as follows:

(a) Two-Year Termination. At any time after the tenth (10th) anniversary of the Closing Date, the Cendant Member may deliver to the PHH Member a written notice (the “Two-Year Termination Notice”) requesting that the PHH Member either (i) purchase or cause to be purchased (the “Two Year Put”) all of the Interests held by the Cendant Member or any of its Affiliates on a date no earlier than two years after such Two-Year Termination Notice is delivered to the PHH Member (“Two Year Put Date”) or (ii) sell (the “Two Year PHH Sale”) all of the Interests then held by the PHH Member and/or any of its Affiliates to a Person that is not affiliated with Cendant (any such Person, for purposes of this Section 8.4, the “Cendant Designated Buyer”) on a date no earlier than two years after such Two-Year Termination Notice is delivered to the PHH Member (“Two Year Sale Date”).

2. Section 8.2(a)(iii) of the LLC Agreement shall be amended in its entirety to read as follows:

(iii) “Termination Payment” means an amount equal to (A) the product of (x) two (2) and (y) the actual Net Income of the Company for the trailing twelve months (“LTM Net Income”), plus (B) all costs reasonably incurred by Cendant in unwinding its relationship with PHH pursuant to this Agreement and the other Transaction Documents and transitioning to a new mortgage venture partner; provided, however, that in the case of a Cendant Termination Event pursuant to a PHH Change in Control, in calculating the Termination Payment, the LTM Net Income shall instead be multiplied by the number of years (including fractions thereof) remaining until the twelfth (12th) anniversary of the Closing Date; provided further, however, that if such PHH Change in Control termination occurs on or after the tenth (10th) anniversary of the Closing Date, the LTM Net Income shall be multiplied by two (2).

3. The term “Agreement” as used in the LLC Agreement shall be deemed to refer to the LLC Agreement as amended hereby. Except as set forth herein, the LLC Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment, on the one hand, and the LLC Agreement, on the other hand, with respect to the matters set forth herein and contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistency.

4. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the LLC Agreement, effective as of the date first written above.

CENDANT REAL ESTATE SERVICES VENTURE PARTNER, INC.

By:	/s/ Dave Weaving
Name:	Dave Weaving
Title:	SVP

PHH BROKER PARTNER CORPORATION

By:	/s/ Joseph E. Suter
Name:	Joseph E. Suter
Title:	President

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